EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

                                                                  Daniel W. Carr
                                                                  John J. Coates
                                                                 Kevin M. Coates
                                                                    H. Alan Dill
455 Sherman Street, Suite 300                                     Robert A. Dill
Denver, Colorado 80203                                            Thomas M. Dunn
Phone: 303-777-3737                                            John A. Hutchings
Fax: 303-777-3823                                                 Stephen M. Lee
www.dillanddill.com                                            Fay M. Matsukage*
                                                                  Adam P. Stapen
                                                                  Jon Stonbraker
                                                                 Craig A. Stoner
                                                               Felicity Tompkins
                                                               Patrick D. Tooley
                                                        *Also licensed in Nevada




DIRECT DIAL:  (303) 282-4105
E-MAIL:  FMM@DILLANDDILL.COM



November 2, 2005



Worldwide Strategies Incorporated
3801 East Florida Avenue, Suite 400
Denver, Colorado 80210

RE:      REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law, as we have deemed relevant for the purpose of this opinion.

We have also examined the Registration Statement of your company on Form SB-2, which is to be transmitted for filing with the Securities and Exchange Commission (the "Commission") on November 2, 2005, covering the registration under the Securities Act of 1933, as amended, of the following:

(a)   5,460,000 shares of Common Stock owned by selling security holders;

(b) 12,150,000 shares of Common Stock issuable upon exercise of warrants and stock options; and

(c) 2,000,000 shares of Common Stock to be issued in connection with a stock swap arrangement,

including the exhibits and form of prospectus (the "Prospectus") filed therewith.

On the basis of such examination, we are of the opinion that:

1. Worldwide Strategies Incorporated (the "Company") is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

Worldwide Strategies Incorporated
November 2, 2005
Page 2


2. The Company has an authorized capitalization as set forth in the Prospectus.

3. The shares of Common Stock of the Company to be sold by certain selling security holders have been validly authorized and issued as fully paid and nonassessable shares of Common Stock of the Company.

4. The shares of Common Stock of the Company to be issued upon the exercise of the warrants and stock options are validly authorized and when the warrants and stock options are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

5. The shares of Common Stock of the Company to be issued in connection with the stock swap arrangement are validly authorized and when the swap arrangement is implemented, the shares of Common Stock will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.